Owlet Announces Second Quarter 2026 Financial Results

LEHI, Utah, August 11, 2026 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE: OWLT), the pioneer of smart infant monitoring, today reports financial results for the second quarter ended June 30, 2026. Owlet’s President, Chief Executive Officer, and Co-Founder, Kurt Workman, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, August 11, 2026, at 4:30 p.m. ET.

Q2 2026 Financial Highlights:
•Record Q2 Revenue of $33.9 million, up 29.9% from Q2 2025
•Record Q2 Subscription Revenue of $3.2 million, up $2.4 million from Q2 2025
•Q2 Gross Margin of 64.4%. Excluding $3.5 million in tariff refund impact, gross margin of 54.0%, up 270 basis points from Q2 2025
•Q2 Net Loss of $0.6 million. Excluding $3.75 million in tariff refund impact, net loss of $4.4 million, compared to net loss of $37.4 million in Q2 2025
•Record Q2 Adjusted EBITDA (non-GAAP) of $2.9 million excluding $3.75 million in tariff refund impact, compared to $0.5 million in Q2 2025; $6.7 million of Adjusted EBITDA including tariff refund impact

“Owlet delivered an exceptional second quarter, with record quarterly revenue, gross profit, and adjusted EBITDA,” said Kurt Workman, Owlet’s President, Chief Executive Officer, and Co-Founder. “We are executing across each of our strategic growth areas, and it is showing up in our results — strong topline growth, standout international momentum, and continued Owlet360 subscription platform growth. We believe our biggest opportunity from here is growing subscribers, and that is exactly where the company is focused.”

“We believe our competitive position has never been stronger,” Workman continued. “We have the first and only FDA-cleared baby monitor on the market, and we set another record for market share in the quarter. Owlet has numerous growth levers – winning new families, building the subscription platform with Owlet360, expanding the opportunity in pediatric telehealth, and scaling internationally – all anchored by our unique pediatric dataset.”

“Our strategy from here is straightforward: firmly position Owlet as a data and services platform through subscription, win approximately one million new customers per year, and keep those families with us for at least two years. Over time, we believe executing that framework points toward a recurring base of more than one million subscribers, and a more durable, higher-value Owlet.”

Financial Results for the Second Quarter Ended June 30, 2026

Revenue for the second quarter of 2026 was $33.9 million, compared to revenue in the second quarter of 2025 of $26.1 million, an increase of 29.9%. The increase was due to broad-based growth and continued momentum in subscription.

Subscription revenue for the second quarter of 2026 was $3.2 million, compared to subscription revenue in the second quarter of 2025 of $0.9 million, an increase of $2.4 million.

Cost of revenue for the second quarter of 2026 was $12.0 million with a GAAP gross margin of 64.4%, compared to cost of revenue of $12.7 million with a GAAP gross margin of 51.3% for the second quarter of 2025. Overall gross margin was 54.0%, excluding $3.5 million in tariff refund impacts, increasing approximately 270 basis points year-over-year, primarily reflecting growth in revenue from our Owlet360 subscription service as well as favorable product mix and fixed cost absorption.

Subscription gross margin for the second quarter of 2026 was 68.4%.

Operating expenses, including stock-based compensation, were $20.1 million for the second quarter of 2026, compared to $15.1 million for the same period in 2025. Operating costs increased year-over-year primarily due to higher marketing spend as Prime Day promotional timing shifted from Q3 into Q2, as well as severance costs, including stock-based compensation.

Operating income was $1.7 million for the second quarter of 2026, compared to operating loss of $1.7 million for the second quarter of 2025.

Net loss was $0.6 million for the second quarter of 2026, compared to net loss of $37.4 million for the second quarter of 2025.

Adjusted EBITDA (non-GAAP) was $6.7 million for the second quarter of 2026, compared to $0.5 million for the second quarter of 2025. Excluding $3.75 million in tariff refund impact, Adjusted EBITDA (non-GAAP) was $2.9 million.

Net loss per share was $0.05 for the second quarter of 2026, compared to net loss per share of $2.35 for the second quarter of 2025. Adjusted net income per share (non-GAAP) was $0.20 for the second quarter of 2026, compared to adjusted net loss per share of $0.04 for the same period in 2025.

Updated 2026 Financial Outlook

Our updated full year 2026 financial outlook below reflects the one-time IEEPA tariff refund recognized in the second quarter of 2026 and a measured view of the second half. Excluding the refund, our underlying expectations for the year are essentially unchanged.
•Total Revenue is expected to be in the range of $118 to $122 million, unchanged from our previous guidance.
•Gross Margin is expected to be in the range of 53% to 55%, compared to our previous guidance of 50% to 52%. The increase reflects only the one-time $3.5 million tariff refund benefit to COGS recognized in the second quarter.
•Adjusted EBITDA is expected to be in the range of $10.75 to $12.75 million, compared to our previous guidance of $7 to $9 million. The increase reflects only the one-time $3.75 million tariff refund benefit to Adjusted EBITDA recognized in the second quarter.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, the timing, scope, and potential impact of global regulatory clearances, approvals, certifications and/or classifications, growth prospects, future operational efficiencies or results, the Company’s product, subscription, telehealth and artificial intelligence strategies, initiatives, and development plans, expectations regarding customer acquisition, retention, subscriber base targets, and long-term business model positioning, and changes in senior management. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the commercial success of Owlet’s products, including its subscription services, and the Company’s ability to support, scale and maintain its subscription services; (ii) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (iii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iv) Owlet's ability to successfully develop, launch, support and scale new products and services, including subscription, telehealth and artificial intelligence-enabled offerings; (v) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (vi) Owlet’s ability to obtain additional financing in the future, as well as risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (vii) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences, promotional timing and retail trends; (viii) Owlet’s ability to acquire, defend and protect its intellectual property, transition and manage payment checkout channels, and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (ix) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (x) Owlet’s ability to upgrade and maintain its information technology systems; (xi) changes in applicable laws or regulations in the United States and other jurisdictions; (xii) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs, duties, trade restrictions, the timing and outcome of tariff refund requests or administrative decisions, social unrest, hostilities, natural disasters or other catastrophic events; (xiii) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xiv) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated in the Company’s quarterly reports on Form 10-Q, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Revision of Previously Issued Financial Statements

In connection with the preparation of the consolidated financial statements as of and for the three and six months ended June 30, 2026, management identified errors impacting historical interim and annual financial statements, which we determined not to be material, individually or in the aggregate, to any previously issued financial statements. These errors primarily relate to the overstatement of stock-based compensation expense due to valuation miscalculations underlying the employee stock purchase plan. We assessed the materiality of the errors on prior period interim and annual consolidated financial statements in accordance with the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 99, “Materiality,” and No. 108, codified in ASC 250, Accounting Changes and Error Corrections (“ASC 250”). Based on this assessment, in consideration of both quantitative and qualitative factors, we determined that the related impacts were not material, individually or in the aggregate, to any previously issued interim or annual financial statements. However, if the corrections were recorded in the three months ended June 30, 2026, they would be material to that period. As such, we will revise the previously issued consolidated financial statements for the three-month period ended March 31, 2026, in addition to quarterly and year-to-date periods for 2025 and for the annual periods ended December 31, 2025 and 2024. In conjunction with the revision, we will also correct certain other errors that were previously identified and disclosed and concluded to be immaterial, individually and in the aggregate, to the Company’s consolidated financial statements as of and for the relevant periods. This press release reflects revised prior period financial information for the periods presented herein to correct for these errors. The additional impacted periods noted above will be revised in our Form 10-Q for the quarterly period ended June 30, 2026, expected to be filed by August 14, 2026.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that this non-GAAP financial measure is an important supplemental measure of operating performance because it facilitates period-to-period comparisons of our operating performance by excluding certain items that management believes are not reflective of our core operating performance, highlighting trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. These non-GAAP financial measures should not be construed as indicative of our future operating results. The Company believes investors, analysts and other interested parties use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, net, depreciation and amortization, impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, charges related to certain legal matters, restructuring costs, and loss on debt extinguishment.

Adjusted net income (loss) is defined as net income (loss) adjusted for impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, charges related to certain legal matters, restructuring costs, and loss on debt extinguishment. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the basic weighted-average number of shares of common stock outstanding.

Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

A reconciliation of the Company's guidance contained in this press release with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, August 11, 2026, at 4:30 p.m. ET to discuss these results and provide a business update.

Participants may access the call at 833-461-5787 (domestic) or 585-542-9983 (international) and reference Meeting ID 883284960. A simultaneous webcast may be accessed online at the Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available on the Investor Relations website shortly after the webcast concludes.

About Owlet, Inc.

Owlet, Inc. (NYSE: OWLT), a leading pediatric health platform, is the only company in the world to offer U.S. FDA-cleared and internationally medically-certified wearable pediatric monitors, delivering hospital-grade technology directly in the home. Our award-winning pediatric products and innovative software combine clinically tested monitoring systems, an integrated video platform, and a simple, easy-to-use app, providing parents with real-time health insights to stay informed on their child’s well-being, support restful sleep, and provide peace of mind anywhere. Since 2012, more than 2.5 million parents have trusted Owlet to monitor their children's well-being and sleep. This adoption has fueled one of the largest collections of pediatric health and sleep data in the world, powering innovations that bridge the critical gap between hospital and home. Owlet is driving a new standard in pediatric wellness by pairing advanced medical technology with consumer-friendly design. Our mission is simple yet ambitious: to give every baby and every family the best possible start in life. Learn more at www.owletcare.com and follow us on LinkedIn and Instagram for company news and updates.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	June 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$30.9	$35.5
Restricted cash	5.6	5.6
Accounts receivable, net	33.1	22.9
Inventory	15.7	15.3
Prepaid expenses and other current assets	3.0	2.7
Total current assets	88.3	81.9
Property and equipment, net	0.8	0.3
Intangible assets, net	2.0	1.4
Other assets	2.4	2.0
Total assets	$93.6	$85.6
Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable	$12.1	$12.0
Accrued and other expenses	21.8	19.4
Current portion of deferred revenue	2.8	2.3
Line of credit	17.1	6.9
Current portion of long-term and other debt	—	3.6
Total current liabilities	53.8	44.2
Long-term debt, net	—	2.5
Common stock warrant liabilities	0.8	3.3
Other long-term liabilities	0.1	0.2
Total liabilities	54.7	50.2
Total mezzanine equity	15.7	16.4
Total stockholders’ equity	23.1	19.0
Total liabilities, mezzanine equity, and stockholders' equity	$93.6	$85.6
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Six Months Ended June 30,
	2026	2025
Net cash used in operating activities	$(5.1)	$(8.3)
Net cash used in investing activities	(1.4)	(0.2)
Net cash provided by financing activities	2.0	9.9
Net change in cash, cash equivalents, and restricted cash	$(4.5)	$1.4
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Hardware	$30.6	$25.2	$50.4	$46.4
Subscription	3.2	0.9	5.9	1.3
Total revenue	33.9	26.1	56.3	47.6
Cost of revenue:
Hardware	11.0	12.5	20.4	22.1
Subscription	1.0	0.2	1.9	0.4
Total cost of revenue	12.0	12.7	22.3	22.5
Gross profit	21.8	13.4	34.1	25.2
Operating expenses:
General and administrative	9.6	7.0	18.8	14.1
Sales and marketing	6.0	4.3	10.4	8.3
Research and development	4.6	3.7	8.5	6.6
Total operating expenses	20.1	15.1	37.7	29.0
Operating income (loss)	1.7	(1.7)	(3.7)	(3.9)
Other income (expense):
Interest expense, net	(0.7)	(1.0)	(1.4)	(2.0)
Common stock warrant liability adjustment	(0.1)	(34.8)	2.5	(28.1)
Other income (expense), net	0.7	—	0.9	—
Loss on debt extinguishment	(2.2)	—	(2.2)	—
Total other income (expense), net	(2.4)	(35.7)	(0.2)	(30.0)
Loss before income tax provision	(0.6)	(37.4)	(3.8)	(33.8)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(0.6)	$(37.4)	$(3.9)	$(33.9)
Accretion on convertible preferred stock	(0.8)	(0.8)	(1.7)	(1.7)
Allocation of accretion on convertible preferred stock to redeemable common stock	—	—	—	0.1
Accretion on redeemable common stock	—	—	—	—
Allocation of net loss attributable to redeemable common stockholders	—	1.3	—	1.2
Net loss attributable to redeemable common stockholders	$—	$(1.3)	$—	$(1.2)
Net loss attributable to common stockholders	$(1.5)	$(37.0)	$(5.5)	$(34.4)

Net loss per share attributable to redeemable common stockholders
Basic	$(0.01)	$(2.31)	$(0.13)	$(2.13)
Diluted	$(0.01)	$(2.31)	$(0.13)	$(2.13)
Weighted-average number of shares outstanding used to compute net loss per share attributable to redeemable common stockholders
Basic	252,500	562,500	307,610	562,500
Diluted	252,500	562,500	307,610	562,500

Net loss per share attributable to common stockholders
Basic	$(0.05)	$(2.35)	$(0.20)	$(2.21)
Diluted	$(0.05)	$(2.35)	$(0.29)	$(2.21)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders
Basic	28,514,423	15,716,376	27,968,200	15,550,751
Diluted	28,514,423	15,716,376	28,077,338	15,550,751
1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(0.6)	$(37.4)	$(3.9)	$(33.9)
Income tax provision	—	—	—	—
Interest expense, net	0.7	1.0	1.4	2.0
Depreciation and amortization	0.2	0.1	0.4	0.2
Impairment of intangible assets	—	—	—	—
Common stock warrant liability adjustment	0.1	34.8	(2.5)	28.1
Stock-based compensation	3.3	1.5	6.7	3.1
Charges related to certain legal matters	—	0.5	—	1.4
Restructuring costs	0.7	—	0.7	—
Loss on debt extinguishment	2.2	—	2.2	—
Non-GAAP Adjusted EBITDA	$6.7	$0.5	$5.1	$0.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(0.6)	$(37.4)	$(3.9)	$(33.9)
Non-GAAP adjustments:
Impairment of intangible assets	—	—	—	—
Common stock warrant liability adjustment	0.1	34.8	(2.5)	28.1
Stock-based compensation	3.3	1.5	6.7	3.1
Charges related to certain legal matters	—	0.5	—	1.4
Restructuring costs	0.7	—	0.7	—
Loss on debt extinguishment	2.2	—	2.2	—
Non-GAAP adjusted net income (loss)	$5.7	$(0.6)	$3.3	$(1.3)
Non-GAAP adjusted net income (loss) per share	$0.20	$(0.04)	$0.12	$(0.08)
Weighted-average number of shares outstanding attributable to common stockholders, basic	28,514,423	15,716,376	27,968,200	15,550,751

1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com